                                 EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                        MEDAR, INC. AND SUBSIDIARIES


                                                                      THREE MONTHS ENDED SEPTEMBER 30
                                                                  1995                                1994
                                                        ----------------------------------------------------------
Per common share and common share equivalents:

  Outstanding shares - beginning of period                        8,706,057                           7,967,887
  Shares issued to acquire Integral Vision Ltd.                                                         654,282
  Weighted average of:
    Exercise of stock options and other                               2,907                               2,833
    Net effect of dilutive stock options based on
     treasury stock method using average market price                                                   394,762
                                                               -------------                       ------------

  TOTAL SHARES                                                    8,708,964                           9,019,764
                                                               ============                        ============

Net earnings (loss)                                            $   (648,914)                       $  1,411,722
                                                               ============                        ============

Net earnings (loss) per share                                  $       (.07)                       $        .16
                                                               ============                        ============

Per common share assuming full dilution:

  Outstanding shares - beginning of period                        8,706,057                           7,967,887
  Shares issued to acquire Integral Vision Ltd.                                                         654,282
  Weighted average of:
    Exercise of stock options and other                               2,907                               2,833
    Net effect of dilutive stock options based on
     treasury stock method using quarter-end market
     price if higher than average market price                                                          415,672
                                                               -------------                       ------------

  TOTAL SHARES                                                    8,708,964                           9,040,674
                                                               ============                        ============

Net earnings (loss)                                            $   (648,914)                       $  1,411,722
                                                               ============                        ============

Net earnings (loss) per share                                  $       (.07)                       $        .16
                                                               ============                        ============

                                  EXHIBIT 11
                      CALCULATION OF EARNINGS PER SHARE
                         MEDAR, INC. AND SUBSIDIARIES



                                                                        NINE MONTHS ENDED SEPTEMBER 30
                                                                  1995                                 1994
                                                          -------------------------------------------------------
Per common share and common share equivalents:

Total shares for quarter ended:
March 31                                                          8,648,872                           7,725,259
June 30                                                           8,696,697                           8,269,228
September 30                                                      8,708,964                           9,019,764
                                                               ------------                        ------------
                                                                 26,054,533                          25,014,251
                                                               ============                        ============
Average number of common shares and
common share equivalents                                          8,684,844                           8,338,084
                                                               ============                        ============

Net earnings (loss)                                            $ (2,795,545)                       $  3,485,379
                                                               ============                        ============

Net earnings (loss) per share                                  $       (.32)                       $        .42
                                                               ============                        ============

Per common share and common share
equivalents assuming full dilution:

Total shares for quarter ended:
March 31                                                          8,648,872                           7,725,259
June 30                                                           8,696,697                           8,269,228
September 30                                                      8,708,964                           9,040,674
                                                               ------------                        ------------
                                                                 26,054,533                          25,035,161
                                                               ============                        ============
Average number of common shares and
common share equivalents                                          8,684,844                           8,345,054
                                                               ============                        ============

Net earnings (loss)                                            $ (2,795,545)                       $  3,485,379
                                                               ============                        ============

Net earnings (loss) per share                                  $       (.32)                       $        .42
                                                               ============                        ============